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                                                                   EXHIBIT 11.01

                                   ALUMAX INC.

                    CALCULATION OF EARNINGS PER COMMON SHARE
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)




                                                            Three Months Ended   Six Months Ended
                                                                  June 30,           June 30,
                                                              ---------------    ----------------
                                                               1997     1996      1997     1996
                                                              ------   ------    ------   -------




Primary earnings per common share

     1.   Net earnings ...................................... $ 35.8   $ 83.1    $ 62.5   $ 178.5

     2.   Deduct - Series A Convertible
                Preferred dividends .........................     --     (2.4)       --      (4.7)
                                                              ------   ------    ------   -------

     3.   Earnings applicable to common shares .............. $ 35.8   $ 80.7    $ 62.5   $ 173.8
                                                              ======   ======    ======   =======

     4.   Average primary shares outstanding ................   55.9     45.7      55.9      45.6
                                                              ======   ======    ======   =======

     5.   Primary earnings per common share
                (line 3 divided by line 4) .................. $ 0.64   $ 1.77    $ 1.12   $  3.81
                                                              ======   ======    ======   =======

Fully diluted earnings per common share

     6.   Earnings applicable to common shares .............. $ 35.8   $ 80.7    $ 62.5   $ 173.8

     7.   Add - Series A Convertible Preferred dividends ....     --      2.4        --       4.7
                                                              ------   ------    ------   -------

     8.   Earnings applicable to common shares .............. $ 35.8   $ 83.1    $ 62.5   $ 178.5
                                                              ======   ======    ======   =======

     9.   Average fully diluted shares outstanding ..........   56.0     55.3      55.9      55.2
                                                              ======   ======    ======   =======

     10.  Fully diluted earnings per common share
                (line 8 divided by line 9) .................. $ 0.64   $ 1.50    $ 1.12   $  3.23
                                                              ======   ======    ======   =======




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